Exhibit 99.1
National CineMedia, Inc. Reports Results for
Fiscal Third Quarter 2023

Third quarter revenue increased 27.7%; total attendance up 23.5% year-over-year to 131.7 million

Centennial, CO - (BUSINESS WIRE)--Nov. 7, 2023--National CineMedia, Inc. (NASDAQ: NCMI) (“the Company” or “NCM”), the managing member of National CineMedia, LLC (“NCM LLC”), the operator of the largest cinema advertising platform in the U.S., today announced its results for the third quarter 2023, ended September 28, 2023.
Q3 2023 NCM LLC Results1

“Our third quarter revenue growth of nearly 28% year-over-year demonstrates the strong momentum of cinema advertising and solid execution by our team,” said Tom Lesinski, CEO of NCM. “As moviegoers went to the theaters in record numbers, advertisers turned to NCM to connect with the hard-to-reach young audiences that we deliver each week. With our strong and unlevered balance sheet and our attractive advertising platform, NCM is well positioned to unlock significant shareholder value going forward.”

In the third quarter of 2023, NCM LLC delivered total operating revenue of $69.6 million, up 27.7% compared $54.5 million in the third quarter of 2022. NCM LLC’s national advertising revenue increased to $52.0 million, up 31.0% compared to $39.7 million in the third quarter of 2022, driven primarily by an increase in impressions sold and network attendance. NCM LLC’s local and regional advertising revenue increased to $12.9 million, up 31.6% compared to $9.8 million in the third quarter of 2022, driven primarily by an increase in contract activity and average size within the beverage, government, and healthcare service categories.

NCM LLC’s operating loss for the third quarter of 2023 was $150.7 million compared to an operating loss of $4.2 million for the third quarter of 2022, driven primarily by a $125.6 million charge related to the net loss on Regal’s termination of its ESA. NCM LLC’s adjusted operating OIBDA improved to $11.3 million from $7.0 million for the third quarter of 2022 and adjusted OIBDA margin improved by 260 basis points to 16.2% compared to 12.8% in the third quarter of 2022.

In the third quarter of 2023, NCM LLC successfully completed its financial restructuring, substantially strengthening NCM’s capital structure. The financial restructuring eliminated $1.2 billion of NCM LLC’s debt, resulting in negative $13.0 million of net debt, net of cash.

Q3 2023 Company Wide Results1

In the third quarter of 2023, NCM, Inc. delivered total revenue of $24.7 million, down 54.7% compared to $54.5 million in the third quarter of 2022. NCM Inc.’s advertising revenue decreased to $22.3 million, down 59.1% compared to total revenue of $54.5 million in the third quarter of 2022. These decreases were driven primarily by the deconsolidation of NCM LLC for the period of April 11, 2023, through August 7, 2023. NCM, Inc.’s management fee reimbursement increased to $2.4 million, compared to a management fee reimbursement of $0.0 million in the third quarter of 2022, driven primarily by the deconsolidation of NCM LLC for the period of April 11, 2023, through August 7, 2023, for managing NCM LLC during the third quarter of 2023 prior to the reconsolidation event.

1 With respect to operating data, all activity during NCM LLC’s financial restructuring from April 11, 2023, to August 7, 2023, when NCM LLC was deconsolidated from NCM, Inc., represents activity and balances for NCM, Inc. standalone. All activity and balances prior to the deconsolidation of NCM LLC on April 11, 2023, and after the reconsolidation of NCM LLC on August 7, 2023, represent NCM, Inc. consolidated, inclusive of NCM LLC. The operating results for NCM LLC, which management believes better represent the Company's historical consolidated performance, are presented within the body of this release.

NCM Inc.’s operating loss for the third quarter of 2023 was $12.3 million compared to an operating loss of $4.2 million for the third quarter of 2022. NCM Inc. reported net income of $181.8 million, or net income per share of $2.89, compared to a net loss of $8.9 million, or a net loss per share of $1.09 in the prior year, largely driven by a $35.3 million gain on remeasurement of NCM LLC and a $168.0 million gain on reconsolidation of NCM LLC on August 7, 2023, upon NCM LLC’s emergence from bankruptcy.

NCM’s Board of Directors and stockholders also approved a reverse stock split of the Company’s common stock at a one-for-ten ratio. The reverse stock split on August 3, 2023, and cancellation of shares previously owned by Regal Cinemas, Inc. on August 7, 2023, resulted in approximately 13.4 million shares outstanding prior to issuing shares in connection with NCM LLC’s emergence from bankruptcy. As of September 28, 2023, there were 96,784,236 shares outstanding.

2023 Outlook:

For the fourth quarter of 2023, NCM LLC expects to earn total revenue of $85.0 million to $88.0 million, compared to total revenue for the fourth quarter 2022 of $91.7 million, and adjusted OIBDA in the range of $30.0 million to $33.0 million, compared to adjusted OIBDA for the fourth quarter 2022 of $42.0 million.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts, and other interested parties November 7, 2023, at 5:00 P.M. Eastern Time. The live call can be accessed by dialing 1-877-300-8521 or for international participants 1-412-317-6026. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, November 23, 2023, by dialing 1-844-512-2921 or for international participants 1-412-317-6671, and entering conference ID 10183946.

About National CineMedia, Inc.

National CineMedia (NCM) is America’s Movie Network. As the largest cinema advertising platform in the U.S., we unite brands with young, diverse audiences through the power of movies and popular culture. NCM’s The Noovie® Show is presented exclusively in 42 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC). NCM’s cinema advertising platform offers broad reach and unparalleled audience engagement with more than 18,400 screens in over 1,450 theaters in 190 Designated Market Areas® (all of the top 50). NCM Digital and Digital-Out-Of-Home (DOOH) go beyond the big screen, extending in-theater campaigns into online, mobile, and place-based marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) owns and is the managing member of National CineMedia LLC. For more information, visit www.ncm.com and www.noovie.com.

Forward-Looking Statements
This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the Noovie® show; 2) the availability and predictability of major motion pictures displayed in theaters, including as a result of strikes or other production delays in the entertainment industry; 3) increased competition for advertising expenditures; 4) inability to implement or achieve new revenue opportunities; 5) failure to realize the anticipated benefits of the post-showtime inventory in our network; 6) technological changes and innovations; 7) economic conditions, including the level of expenditures on and perception of cinema advertising; 8) our ability to renew or replace expiring advertising and content contracts; 9) the ongoing effects of NCM LLC’s recent emergence from bankruptcy; 10) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; and 11) fluctuations in and timing of operating costs. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 29, 2022 and subsequent Quarterly Reports on Form 10-Q, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.
This press release contains references to Non-GAAP financial measures including Adjusted OIBDA (Operating Income Before Depreciation and Amortization of intangibles recorded for network theater screen leases, excluding non-cash share-based compensation costs, termination of the Regal ESA, advisor fees related to the Cineworld proceeding and NCM LLC’s Chapter 11 Case, certain sales force reorganization costs and impairment of long lived-assets. A reconciliation of these measures is available in this press release and on the investor page of the Company’s website at www.ncm.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Dan Dorenkamp	Pam Workman
800-844-0935	press@ncm.com
investors@ncm.com

NATIONAL CINEMEDIA, INC.
Condensed Consolidated Statements of Income Unaudited
($ in millions, except per share data)

	Quarter Ended		Nine Months Ended
	September 28, 2023	September 29, 2022	September 28, 2023	September 29, 2022
Revenue	$24.7	$54.5	$74.4	$157.5
OPERATING EXPENSES:
Advertising operating costs	8.3	6.3	15.0	19.3
Network costs	1.5	2.1	4.1	6.2
ESA theater access fees and revenue share	7.3	21.3	30.6	62.4
Selling and marketing costs	6.3	10.4	16.9	31.0
Administrative and other costs	7.3	10.8	40.6	30.2
Impairment of long-lived assets	—	—	—	5.8
Depreciation expense	0.6	1.5	2.1	5.1
Amortization expense	5.7	6.3	12.8	18.7
Total	37.0	58.7	122.1	178.7
OPERATING LOSS	(12.3)	(4.2)	(47.7)	(21.2)
NON-OPERATING EXPENSES:
Interest on borrowings	0.3	19.8	27.5	57.3
Gain on modification and retirement of debt, net	—	—	0.4	(5.9)
Loss (gain) on re-measurement of the payable under the tax receivable agreement	9.3	(2.2)	12.7	4.0
Gain on sale of asset	—	—	(0.3)	—
Gain on deconsolidation of affiliate	—	—	(557.7)	—
Gain on re-measurement of investment in NCM LLC	(35.3)	—	(35.5)	—
Gain on reconsolidation of NCM LLC	(168.0)	—	(168.0)	—
Other non-operating (income) expense	(0.4)	(0.1)	0.2	(0.3)
Total	(194.1)	17.5	(720.7)	55.1
INCOME (LOSS) BEFORE INCOME TAXES	181.8	(21.7)	673.0	(76.3)
Income tax expense	—	—	—	—
CONSOLIDATED NET INCOME (LOSS)	181.8	(21.7)	673.0	(76.3)
Less: Net loss attributable to noncontrolling interests	—	(12.8)	(8.5)	(41.5)
NET INCOME (LOSS) ATTRIBUTABLE TO NCM, INC.	$181.8	$(8.9)	$681.5	$(34.8)

NET INCOME (LOSS) PER NCM, INC. COMMON SHARE
Basic	$2.89	$(1.09)	$21.58	$(4.28)
Diluted	$2.89	$(1.09)	$20.72	$(4.28)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	62,765,418	8,160,581	31,574,026	8,137,137
Diluted	62,804,688	8,160,581	32,487,898	8,137,137

Dividends declared per common share	$—	$0.03	$—	$0.11

NATIONAL CINEMEDIA, INC.
Selected Condensed Balance Sheet Data
Unaudited ($ in millions)

	As of
	September 28, 2023	December 29, 2022
Cash, cash equivalents, restricted cash and marketable securities	$23.0	$64.8
Receivables, net	$69.3	$92.0
Property and equipment, net	$14.6	$13.0
Total assets	$539.0	$792.4
Borrowings, gross	$10.0	$1,129.0
Total equity/(deficit)	$409.3	$(464.0)
Total liabilities and equity	$539.0	$792.4

NATIONAL CINEMEDIA, LLC.
Operating Data
Unaudited
(In millions, except advertising revenue per attendee, margin and per share data)

	Quarter Ended		Nine Months Ended
	September 28, 2023	September 29, 2022	September 28, 2023	September 29, 2022
Revenue breakout:
National advertising revenue	$52.0	$39.7	$118.2	$116.7
Local and regional advertising revenue	12.9	9.8	34.9	26.4
ESA advertising revenue from beverage concessionaire agreements	4.7	5.0	15.8	14.4
Total advertising revenue	$69.6	$54.5	$168.9	$157.5

Other operating data:
Operating loss	$(150.7)	$(4.2)	$(202.2)	$(21.2)
Adjusted OIBDA (1)	$11.3	$7.0	$12.9	$15.2
Adjusted OIBDA margin (1)	16.2%	12.8%	7.6%	9.7%

(1)	Adjusted OIBDA and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States. See attached tables for the non-GAAP reconciliations.

NATIONAL CINEMEDIA, LLC.
Non-GAAP Reconciliations
Unaudited
Adjusted OIBDA and Adjusted OIBDA Margin
Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”) and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States.  Adjusted OIBDA represents operating income (loss) before depreciation expense adjusted to also exclude amortization of intangibles recorded for network theater screen leases and non-cash share-based compensation costs, impairment of long-lived assets, termination of the Regal ESA, advisor fees related to the Cineworld proceeding and Chapter 11 Case and certain sales force reorganization costs. Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. Our management uses these non-GAAP financial measures to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation policies, amortization of intangibles recorded for network theater screen leases, non-cash share based compensation programs, non-recurring sales force reorganization costs, non-recurring advisor fees, non-recurring contract termination expenses, impairments of long-lived assets, interest rates, debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization of intangibles recorded for network theater screen leases, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s share-based payment costs, impairments of long-lived assets, termination of the Regal ESA and advisor fees related to the Cineworld proceeding or Chapter 11 Case. Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as an indicator of operating performance, nor should it be considered in isolation of, or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income (loss) is the most directly comparable GAAP financial measure to Adjusted OIBDA. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in the Company’s debt agreement.
The Company has not provided a reconciliation of the forward-looking non-GAAP Adjusted OIBDA measure to forward-looking GAAP operating income due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, including the timing of revenue and charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant and are difficult to reasonably predict. Accordingly, a reconciliation of this non-GAAP measure is not available without unreasonable effort.

The following table reconciles operating loss to Adjusted OIBDA for the periods presented (dollars in millions):

	Quarter Ended		Nine Months Ended
	September 28, 2023	September 29, 2022	September 28, 2023	September 29, 2022
Operating loss	$(150.7)	$(4.2)	$(202.2)	$(21.2)
Depreciation expense	1.0	1.5	3.6	5.1
Amortization expense	7.8	6.3	20.3	18.7
Share-based compensation costs (1)	1.2	2.1	3.9	5.1
Impairment of long-lived assets (2)	9.6	—	9.6	5.8
Sales force reorganization costs (3)	—	—	—	0.4
Loss on termination of Regal ESA (4)	125.6	—	125.6	—
Fees and expenses related to the Cineworld Proceeding and Chapter 11 Case included within Operating Income (5)	16.8	1.3	52.1	1.3
Adjusted OIBDA	$11.3	$7.0	$12.9	$15.2
Total revenue	$69.6	$54.5	$168.9	$157.5
Adjusted OIBDA margin	16.2%	12.8%	7.6%	9.7%

Adjusted OIBDA	$11.3	$7.0	$12.9	$15.2
Integration and encumbered theater payments	0.9	0.3	2.1	1.6
Adjusted OIBDA after integration and encumbered theater payments	$12.2	$7.3	$15.0	$16.8

(1)	Share-based compensation costs are included in network operations, selling and marketing and administrative expense in NCM LLC’s unaudited Condensed Consolidated Financial Statements.

	Quarter Ended		Nine Months Ended
	September 28, 2023	September 29, 2022	September 28, 2023	September 29, 2022
Share-based compensation costs included in network costs	$0.1	$0.2	$0.4	$0.5
Share-based compensation costs included in selling and marketing costs	0.2	0.5	0.8	1.2
Share-based compensation costs included in administrative and other costs	0.3	1.3	1.0	3.4
Share-based compensation costs included in administrative fee - managing member	0.6	—	1.7	—
Total share-based compensation costs	$1.2	$2.1	$3.9	$5.1

(2)	The impairment of long-lived assets primarily relates to the write down of certain internally developed software no longer in use or acquired.
(3)	Sales force reorganization costs represents redundancy costs associated with changes to NCM LLC’s sales force implemented during the first quarter of 2022.
(4)
The net impact of Regal’s termination of the Regal ESA resulting from the disposal of the intangible asset partially offset by the surrender of Regal’s ownership in the Company and the forgiveness of prepetition claims.

(5)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld Proceeding and Chapter 11 Case during the nine months ended September 28, 2023, as well as retention related expenses and retainers to the members of the special and restructuring committees of the Company’s Board of Directors.